Exhibit 99.1

Press Release

Media Contact:	Investor Contact:
Mildred Cooper	Sally Beerbower
Luna Innovations Incorporated	Qorvis Communications
Email: cooperm@lunainnovations.com	Email: ir@lunainnovations.com
Phone: (540) 557-7561	Phone: (703) 744-7800

Luna Innovations Announces Financial Outlook for the Second Half of 2006

ROANOKE, Virginia – September 7, 2006 – Luna Innovations Incorporated (NASDAQ: LUNA), in an open letter to stockholders issued today and attached to this press release, provided guidance for its estimated revenues and net loss for the second half of 2006. The Company’s revenues and earnings estimates for the second half of 2006 are expected to be lower than generally held expectations. In the letter, Chairman and Chief Executive Officer Kent A. Murphy said the Company expects revenues to be in the range of $11.5 million to $12.5 million and its net loss to be between $4.5 million and $5.5 million, or ($0.46) to ($0.56) per share on a diluted basis, respectively, for the six month period ending December 31, 2006. The Company said that currently anticipated revenues of between $21.0 million and $22.0 million for the full year ending December 31, 2006 will reflect an increase of approximately 28 percent to 34 percent year over year from the prior year ended December 31, 2005. On a pro forma basis, giving effect to its September 2005 acquisition of Luna Technologies, Inc. as if such acquisition had occurred on January 1, 2005, the increase in estimated revenues from the prior year is expected to be in the range of approximately 13 percent to 19 percent.

The Company stated that it expects results for fiscal year 2006 to be negatively affected by the previously announced lag in the recruitment of personnel to work on recently awarded contracts, as well as by lower than expected sales of products, especially the sales of advanced technology products related to sensing systems and sales of advanced materials. In the letter, Murphy reviewed operations and identified certain milestones that he said are important for the Company’s growth.

Despite the Company’s expectations as to its 2006 financial outlook, Murphy wrote to investors that, “We are encouraged by our progress in the substantive work that will ultimately be responsible for our success.” He asked that investors measure the Company’s progress by both the achievement of financial goals and the accomplishment of key product milestones, some of which are identified in his letter to stockholders.

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About Luna Innovations

Luna Innovations researches, develops and commercializes innovative technologies in molecular technology and sensing solutions. Luna accelerates the process of bringing new and innovative products to market by focusing on technologies that can fulfill identified market needs and then takes these technologies from the applied research stage through commercialization. Since its inception, Luna has successfully developed products for the energy, telecommunications, life sciences and defense industries. Headquartered in Roanoke, Virginia, the company has research, development and manufacturing facilities in Blacksburg, Charlottesville, Hampton, and Danville, Virginia, and a sales office in McLean, Virginia. Additional information can be found at the company’s website, http://www.lunainnovations.com.

FORWARD LOOKING STATEMENTS

This press release includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including but not limited to: the Company’s estimate of its expected revenue, net loss and net loss per share for the six months and full fiscal year ended December 31, 2006; the impact of the lag in hiring contract research technical personnel; expected sales of products (particularly products related to sensing systems and advanced materials); and the impact of its recent product development accomplishments on future performance. The Company has attempted, whenever possible, to identify these forward- looking statements by words such as “intends,” “will,” “plans,” “anticipates,” “expects,” “may,” “estimates,” “believes,” “should,” “projects,” or “continue,” or the negative of those words and other comparable words. Similarly, statements that describe the Company’s business strategy, goals, prospects, opportunities, outlook, objectives, plans or intentions are also forward-looking statements. Luna Innovations wishes to take advantage of the “safe harbor” provided by the Private Securities Litigation Reform Act of 1995 and you are cautioned that actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond Luna Innovations’ control. Luna Innovations cannot guarantee future results, levels of activity, performance, or achievements. Factors that could cause the Company’s actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to: (1) the assumptions underlying its financial estimates may be incorrect, (2) it may continue to face difficulty in, or increased costs related to, hiring, training and retaining skilled employees, (3) it may continue to experience lower than expected sales of products, (4) it may not be able to realize the expected benefits, if any, from its recent product development activities, (5) it may not be successful in identifying market needs for new products, (6) it may be unable to manage its growth effectively, (7) it may experience continuing losses, (8) it will continue to rely on contract research, including government grants and contracts available only to small businesses, for a significant portion of its revenue, (9) it may become ineligible for small business government grants and contracts in the future, (10) it faces substantial competition in its markets, (11) its proprietary rights may be insufficient to protect its technologies, (12) third parties may claim that it infringes their intellectual property rights, (13) as a provider of contract research for the U.S. government, it may be subject to federal audits and investigations, (14) its ability to develop and market certain of our products may be delayed by U.S. Food and Drug Administration or other regulatory requirements, (15) it has limited manufacturing experience and may experience unanticipated manufacturing or supply problems, (16) changes in customer demand for its products and product candidates, (17) the impact of a slowdown in the overall economy, and (18) the uncertainty of the current global political environment and the potential for terrorist attacks. Additional factors that may affect the future results of Luna Innovations are set forth in its Registration Statement on Form S-1, its quarterly report on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at http://www.sec.gov, and at Luna Innovations’ website at http://www.lunainnovations.com. These risk factors are updated from time to time through the filing of periodic reports and registration statements with the SEC. The statements made in this press release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements herein after the date of this press release.

SHAREHOLDER LETTER FOLLOWS

The following letter was provided by Kent A. Murphy, Chairman and Chief Executive Officer of Luna Innovations Incorporated to stockholders on September 7, 2006:

Dear Fellow Luna Innovations Stockholder:

At the same time that we are providing this open letter to our stockholders, we are issuing a press release that describes our financial outlook for the balance of the year and also provides guidance for our estimated revenues and net loss for the full year ending December 31, 2006. In the release, which is attached to this letter, we state that our revenues are expected to be lower and our net loss is expected to be greater than generally held expectations. I would like to provide a more detailed analysis of our performance and prospects, focusing on some of our recent accomplishments and future milestones that we believe will be important to our ultimate success.

Review of Financial Outlook:

We currently expect revenues for the year ending December 31, 2006 to be in the range of $21 million to $22 million. Compared to the year ended December 31, 2005, these revenues would reflect an estimated increase of approximately 28 percent to 34 percent year over year. On a pro forma basis, including a full year of operations of Luna Technologies, which we acquired in September 2005, the increase in 2006 revenues over the prior year is expected to be in the range of approximately 13 percent to 19 percent.

In our second quarter 2006 earnings conference call, we reported that revenues from contract research did not grow as quickly as we had expected because of the lag in the recruitment of highly-skilled technical personnel needed to work on recently awarded contracts. While we have increased our recruitment efforts and have largely caught up with our existing personnel needs, we expect that the longer hiring and training timetables will continue to contribute to lower revenues, with the impact expected to decrease as the year progresses.

We also anticipate lower than expected revenues in the second half of the year from the sale of some of our products, especially our sensing systems. Given the magnitude of the average selling price of these products relative to our total product revenue, fluctuations of just a few sales can result in a significant impact on our financial performance. Additionally, revenue from advanced materials sales and licensing arrangements have taken longer than anticipated to realize.

The lower revenues will, of course, have an impact on our expected net loss. We have, therefore, strengthened measures intended to further control expenses to mitigate the size of the loss and to manage cash flow without jeopardizing our commercialization strategy. We now expect our net loss to be between $4.5 million and $5.5 million, or net loss of $0.46 to $0.56 per share on a diluted basis, for the second half of 2006.

Our Business Model & Operating Overview:

In its most basic terms, Luna’s business model is a three step process:

1.	Identifying emerging technologies that we believe have the potential to become high value-added products, and winning contracts from third parties such as government agencies, university labs and other businesses to fund our development and understanding of such technologies;

2.	Making appropriate business decisions about our technology and product development efforts, such as using our own funds to commercialize applications of a technology to meet clearly-defined market needs, or entering into collaboration or licensing agreements with others when appropriate; and

3.	Manufacturing and selling commercially viable products and technologies.

The emerging areas of technology where we are currently focusing our efforts are: molecular technology solutions (which involve harnessing the chemical, physical and biological properties of novel combinations of matter to enhance the performance characteristics of metals, ceramics, polymers, nanostructures and composites) and sensing solutions (which involve the integration of multiple technologies to measure and monitor chemical, physical and biological properties using, for example, optical, acoustic and wireless technologies). As we have grown and attracted highly-qualified scientists and technologists, we have built our reputation for expertise in these areas, and we believe that this reputation has translated into our ability to win new technology research and development contracts.

For example, in recent weeks we have been awarded approximately $4 million in new development contracts related to our work in nanomaterials. These contracts, to be performed over several years, are related to increasing the overall efficiency of the production of nanomaterials for potential commercial and military uses and the actual application of nanomaterials in areas such as solar cells, electro-magnetic interference coatings and military applications. We expect that other benefits from this initiative will include furthering our progress in developing disease-targeted MRI contrast agents.

We have already commercialized several products in the test and measurement area and our test and measurement products are gaining marketplace recognition. In August, we signed a multi-year joint development agreement with one of the largest global test and measurement companies for the development of a handheld fiber optic test instrument. This product, when completed, is expected to lower our customers’ costs of deploying and maintaining fiber optic networks. Additionally, our optical backscatter reflectometer (“OBR”) technology has been included in the upcoming “Fiber Optic Test Procedures” to be issued by ARINC as part of the standard methods and procedures used for outfitting optical fiber on an airframe. The OBR is currently listed in the forthcoming ARINC standards as one of only two suitable instruments for testing fiber on aircraft.

We believe that our medical products are also gaining marketplace acceptance. As we noted during our second quarter 2006 earnings conference call, we recently released our Emboli Detection and Classification (“EDAC”) system to the marketplace. Although we do not expect to receive FDA clearance to sell the product for clinical use until 2007, our EDAC™ product is available for sale for investigational use and we have already received orders from entities researching the effects of gaseous micro-emboli. In addition, our EDAC product is currently being evaluated by one of the market leaders in hemodialysis products and services. Based on the initial encouraging reception for our EDAC product, we have accelerated the development of our EN-TACT™ product, which will use non-invasive technology on the same product platform as EDAC to detect compartment syndrome. We currently anticipate introduction of the EN-TACT product in the fourth quarter of this year for research purposes and intend to seek FDA clearance for clinical use beginning in 2007.

Outlook:

Luna’s strategy is to become a leader in developing and commercializing innovative technologies. To achieve that goal, we seek to form collaborative relationships with other public and private institutions for the purpose of building expertise, then using our own funds to commercialize our technologies.

While we are disappointed in having to discuss with you the prospects for lower than expected revenues in the short-term, we are encouraged by our progress in the substantive work that we believe will ultimately be responsible for our success. In that regard, I ask you to measure the Company’s progress by the accomplishment of the following important milestones as well as the achievement of financial goals:

•	FDA clearance of our EDAC product and the successful marketing of the product;

•	Launch of our EN-TACT product for compartment syndrome;

•	Launch of a handheld fiber optic test instrument with our development partner; and

•	Entering into new joint development or product licensing agreements with major corporate partners.

Thank you for your interest and support.

Sincerely,

/s/ Kent A. Murphy
Kent A. Murphy
Chairman and Chief Executive Officer

FORWARD LOOKING STATEMENTS

This letter includes information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including but not limited to: estimates of our expected revenue, net loss and net loss per share for the six-month period and full fiscal year ended December 31, 2006; the impact of the lag in hiring contract research technical personnel; expected sales of products (particularly products related to sensing systems and advanced materials); our expectation of benefits from recently awarded nanomaterial contracts, including the ability of such contracts to further our progress in developing disease-targeted MRI contrast agents; the lowering of customer costs for deploying and maintaining fiber optic networks arising from the joint development of our handheld fiber optic test instrument; the anticipated timing of product initiation and FDA clearance for our EDAC and EN-TACT medical device products; and the impact of its recent product development accomplishments on future performance. We have attempted, whenever possible, to identify these forward- looking statements by words such as “intends,” “will,” “plans,” “anticipates,” “expects,” “may,” “estimates,” “believes,” “should,” “projects,” or “continue,” or the negative of those words and other comparable words. Similarly, statements that describe our business strategy, goals, prospects, opportunities, outlook, objectives, plans or intentions are also forward-looking statements. Luna Innovations wishes to take advantage of the “safe harbor” provided by the Private Securities Litigation Reform Act of 1995 and you are cautioned that actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond Luna Innovations’ control. Luna Innovations cannot guarantee future results, levels of activity, performance, or achievements. Factors that could cause our actual results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to: (1) the assumptions underlying our financial estimates may be incorrect, (2) we may continue to face difficulty in, or increased costs related to, hiring, training and retaining skilled employees, (3) we may continue to experience lower than expected sales of products, (4) we may not be able to realize the expected benefits, if any, from our recent product development activities, (5) we may not be successful in identifying market needs for new products, (6) we may be unable to manage our growth effectively, (7) we may experience continuing losses, (8) we will continue to rely on contract research, including government grants and contracts available only to small businesses, for a significant portion of our revenue, (9) we may become ineligible for small business government grants and contracts in the future, (10) we face substantial competition in our markets, (11) our proprietary rights may be insufficient to protect our technologies, (12) third parties may claim that we infringe their intellectual property rights, (13) as a provider of contract research for the U.S. government, we may be subject to federal audits and investigations, (14) our ability to develop and market certain of our products may be delayed by U.S. Food and Drug Administration or other regulatory requirements, (15) we have limited manufacturing experience and may experience unanticipated manufacturing or supply problems, (16) changes in customer demand for our products and product candidates, (17) the impact of a slowdown in the overall economy, and (18) the uncertainty of the current global political environment and the potential for terrorist attacks. Additional factors that may affect our future results are set forth in our Registration Statement on Form S-1, our quarterly report on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at http://www.sec.gov, and at Luna Innovations’ website at http://www.lunainnovations.com. These risk factors are updated from time to time through the filing of periodic reports and registration statements with the SEC. The statements made in this letter are based on information available to Luna Innovations as of the date of this release and we undertake no obligation to update any of the forward-looking statements herein after the date of this letter.

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